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                                                                   EXHIBIT 10.39

                                   PLUMAS BANK

                             DEFERRED FEE AGREEMENT

THIS AGREEMENT is made this 3rd day of March, 2001 by and between Plumas Bank (the "Bank"), and Thomas Watson (the "Director").

                                  INTRODUCTION

To encourage the Director to remain a member of the Bank's Board of Directors, the Bank is willing to provide to the Director a deferred fee opportunity. The Bank will pay the benefits from its general assets.

                                    AGREEMENT

The Director and the Bank agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        1.1 DEFINITIONS. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

               1.1.1 "CHANGE OF CONTROL" means the transfer of shares of the Bank's voting common stock such that one person or a group of persons acting in concert acquires (or is deemed to acquire under Section 318 of the Code) 51% or more of the Bank's outstanding voting common stock.

               1.1.2 "CODE" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

               1.1.3 "DISABILITY" means the Director's inability to perform substantially all normal duties of a director, as determined by the Bank's Board of Directors in its sole discretion. As a condition to any benefits, the Bank may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

               1.1.4 "DISTRIBUTION DATE" means five years from the date of this Agreement.

               1.1.5 "ELECTION FORM" means the Form attached as Exhibit 1.

               1.1.6 "FEES" means the total directors fees payable to the Director.


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               1.1.7 "NORMAL TERMINATION DATE" means the Director completing fifteen (15) Years of Service.

               1.1.8 "TERMINATION OF SERVICE" means the Director's ceasing to be a member of the Bank's Board of Directors for any reason whatsoever.

               1.1.9 "YEARS OF SERVICE" means the total number of twelve-month periods during which the Director serves as a member of the Bank's Board of Directors beginning from the date of this Agreement.

                                    ARTICLE 2

                                DEFERRAL ELECTION

        2.1 INITIAL ELECTION. The Director shall make an initial deferral election under this Agreement by filing with the Bank a signed Election Form within 15 days after the date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred and the form of benefit payment. The Election Form shall be effective to defer only Fees earned after the date the Election Form is received by the Bank.

        2.2    ELECTION CHANGES

               2.2.1 GENERALLY. The Director may modify the amount of Fees to be deferred by filing a subsequent signed Election Form with the Bank. The modified deferral shall not be effective until the calendar year following the year in which the subsequent Election Form is received by the Bank. The Director may not change the form of benefit payment without the prior written approval of the Board of Directors of the Bank.

               2.2.2 HARDSHIP. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Bank may reduce future deferrals under this Agreement.

                                    ARTICLE 3

                                DEFERRAL ACCOUNT

        3.1 ESTABLISHING AND CREDITING. The Bank shall establish a deferral account ("Deferral Account") on its books for the Director, and shall credit to the Deferral Account the following amounts:

               3.1.1 DEFERRALS. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.

               3.1.2 INTEREST. On a quarterly basis and immediately prior to the payment of any benefits, interest shall be credited to the Deferral Account with an annual interest rate equal to the



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floating Wall Street Journal Prime Rate as of the first business day of the month for such month or part thereof that interest is to be credited minus one percent (1%) per annum. Interest on the Deferral Account shall be compounded quarterly. Interest shall continue to accrue on the Deferral Account until all benefits have been paid.

        3.2 STATEMENT OF ACCOUNTS. The Bank shall provide to the Director, within one hundred twenty (120) days after each anniversary of this Agreement, a statement setting forth the Deferral Account balance.

        3.3 ACCOUNTING DEVICE ONLY. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Bank for the payment of benefits. The benefits represent the mere Bank promise to pay such benefits. The Director's rights to such benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    ARTICLE 4

                                LIFETIME BENEFITS

        4.1 NORMAL TERMINATION BENEFIT. Upon the earlier of the Director's Termination of Service or the Distribution Date, the Bank shall pay to the Director the benefit described in this Section 4.1.

               4.1.1 AMOUNT OF BENEFIT. The benefit under this Section 4.1 is the Deferral Account balance at the date of the Director's Termination of Service including interest to the time of payment as provided in Section 3.1.2.

               4.1.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in sixty (60) monthly installments as nearly equal as possible commencing on the first day of the month following the earlier of the Director's Termination of Service or the Distribution Date.

        4.2 DISABILITY BENEFIT. If the Director terminates service as a director for Disability prior to the Normal Termination Date, the Bank shall pay to the Director the benefit described in this Section 4.2.

               4.2.1 AMOUNT OF BENEFIT. The benefit under this Section 4.2 is the Deferral Account balance at the Director's Termination of Service including interest to the time of payment as provided in Section 3.1.2.

               4.2.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in a lump sum within 15 days after the Director's Termination of Service.

        4.3 CHANGE OF CONTROL BENEFIT. Upon a Change of Control while the Director is in the active service of the Bank and prior to the Normal Termination Date and the Distribution Date, the Bank shall pay to the Director the benefit described in this Section 4.3 in lieu of any other benefit under this Agreement.



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               4.3.1 AMOUNT OF BENEFIT. The benefit under this Section 4.3 is the Deferral Account balance at the date of the Change of Control including interest to the time of payment as provided in Section 3.1.2.

               4.3.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit to the Director in a lump sum within 15 days after the date of the Change of Control.

        4.4 HARDSHIP DISTRIBUTION. Upon the Bank's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Bank shall distribute to the Director all or portion of the Deferral Account balance as determined by the Bank, but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    ARTICLE 5

                                 DEATH BENEFITS

        5.1 DEATH DURING ACTIVE SERVICE. If the Director dies while in the active service of the Bank and prior to the Normal Termination Date and Distribution Date, the Bank shall pay to the Director's beneficiary the benefit described in this Section 5.1 and such benefit shall be in lieu of any other benefit in this Agreement.

               5.1.1 AMOUNT OF BENEFIT. The benefit under Section 5.1 is the Deferral Account balance at the time of the Director's death including interest to the time of payment as provided in Section 5.1.2.

               5.1.2 PAYMENT OF BENEFIT. The Bank shall pay the benefit in 36 equal installments to the beneficiary beginning on the first day of the month following the Director's death.

                                    ARTICLE 6

                                  BENEFICIARIES

        6.1 BENEFICIARY DESIGNATIONS. The Director shall designate a beneficiary by filing a written designation with the Bank. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Bank during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

        6.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of



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such minor, incompetent person or incapable person. The Bank may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

                                    ARTICLE 7

                          CLAIMS AND REVIEW PROCEDURES

        7.1 CLAIMS PROCEDURE. The Bank shall notify the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Bank determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

        7.2 REVIEW PROCEDURE. If the beneficiary is determined by the Bank not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits.

        Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Bank, but notice of this deferral shall be given to the beneficiary.



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                                    ARTICLE 8

                           AMENDMENTS AND TERMINATION

        The Bank may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Bank (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated without payment to the Director of the Deferral Account balance attributable to the Director's deferrals and interest credited on such amounts.

                                    ARTICLE 9

                                  MISCELLANEOUS

        9.1 BINDING EFFECT. This Agreement shall bind the Director and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

        9.2 NO GUARANTY OF EMPLOYMENT. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Bank, nor does it interfere with the shareholders' rights to replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

        9.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

        9.4 TAX WITHHOLDING. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

        9.5 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of California, except to the extent preempted by the laws of the United States of America.

        9.6 UNFUNDED ARRANGEMENT. The Director and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director. Any insurance on the Director's life is a general unpledged, unrestricted asset of the Bank to which the Director and beneficiary have no preferred or secured



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claim. Furthermore, such insurance shall not be deemed to be held under any trust for the benefit of the Director or his or her beneficiaries or to be security for the performance of the obligation of Bank under this Agreement.

IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have signed this Agreement.

DIRECTOR                                    PLUMAS BANK

/s/ THOMAS WATSON                           By:  /s/ W. E. ELLIOTT
---------------------------                      --------------------------
  Thomas Watson                                  Title: President & CEO



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                                    EXHIBIT I

                             DEFERRED FEE AGREEMENT

                                DEFERRAL ELECTION

I elect to defer fees under my Deferred Fee Agreement with the Bank, as follows:

================================================================================
      AMOUNT OF DEFERRAL      FREQUENCY OF DEFERRAL       DURATION
================================================================================
[Initial and Complete one]                             [Initial One]

_X_   I elect to defer        Each fee payment         ___  This Year only
         100% of Fees                                  ___  For Five [5] Years
___   I elect to defer                                 _X_  Until termination of
         $____ of Fees                                      service
___   I elect not to
        defer Fees
--------------------------------------------------------------------------------


I understand that I may change the amount, frequency and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election as to the amount of deferral or duration of deferral will not be effective until the calendar year following the year in which the new election is received by the Company.

                                 FORM OF BENEFIT

The benefits under the Agreement will be paid to me or my proper beneficiary in equal monthly installments for 60 months.

I understand that the form of benefit may not be changed even if I later change the amount of my deferrals under the Agreement.